CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-88958) and Form S-8 (Nos. 333-75908, 33-75906, 333-84974, 333-34160, and 33-86532) of LodgeNet Entertainment Corporation of our reports dated February 3, 2003 relating to the financial statements and financial statement schedule, which appear in LodgeNet Entertainment Corporation’s Form 10-K for the period ended December 31, 2002.

PricewaterhouseCoopers LLP

Minneapolis Minnesota
March 17, 2003